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                                                                    Exhibit 10.4

                             ABERCROMBIE & FITCH CO.
                         2002 STOCK PLAN FOR ASSOCIATES
                     (as amended and restated May 22, 2003)

1.       PURPOSE

The purpose of the Abercrombie & Fitch Co. 2002 Stock Plan for Associates (the "Plan") is to promote the interests of Abercrombie & Fitch Co. (the "Company") and its stockholders by allowing the Company to attract and retain the best available associates for itself and its subsidiaries and to encourage the highest level of performance by such associates. The Plan is expected to contribute to the attainment of these objectives by offering eligible associates the opportunity to acquire shares of Class A Common Stock, par value $0.01 per share ("Shares"), of the Company, and other rights with respect to Shares of the Company and to thereby provide them with incentives to put forth maximum efforts for the success of the Company and its subsidiaries. Eligible associates may be granted options to purchase Shares of the Company, Shares which are restricted as provided in Section 6 of this Plan ("Restricted Shares") and stock units, each representing the right to receive one Share as described in Section 7 of this Plan ("Stock Units").

2.       ADMINISTRATION

The Plan shall be administered by a committee (the "Committee") appointed by the Company's Board of Directors (the "Board") and consisting of not less than two
(2) members of the Board. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan; to establish, amend and rescind any rules and regulations relating to the Plan; and to make all determinations necessary or advisable for the administration of the Plan. In addition, subject to the provisions of the Plan, the Committee shall have the power and authority
(a) to grant options and to determine the eligible associates to whom such options will be granted, the purchase price of the Shares covered by each option, the term of each option, the number of Shares covered by each option, the vesting schedule applicable to each option and such other terms and conditions pertaining to each option as the Committee may deem appropriate; (b) to grant Restricted Shares and to determine the eligible associates to whom such Restricted Shares will be granted, the number of Restricted Shares covered by each grant, the duration of the restricted period applicable to the Restricted Shares and such other terms, conditions and restrictions applicable to each grant of Restricted Shares as the Committee may deem appropriate; and (c) to grant Stock Units and to determine the eligible associates to whom such Stock Units will be granted, the number of Stock Units covered by each grant, the vesting schedule applicable to each Stock Unit and such other terms and conditions pertaining to each Stock Unit as the Committee may deem appropriate. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. Any officer of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

3.       ELIGIBILITY

The class of individuals eligible to receive grants of options, Restricted Shares and/or Stock Units (collectively, "Awards") under the Plan, shall be associates of the Company or its subsidiaries ("Eligible Associates"). Any holder of an Award granted under the Plan shall hereinafter be referred to as a "Participant."

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4.       SHARES SUBJECT TO THE PLAN

(a) Subject to adjustment as provided in Section 9, the maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be 7,000,000 Shares. The Shares to be delivered under the Plan may consist of either Shares currently held or Shares subsequently acquired by the Company as treasury Shares, including Shares purchased in the open market or in private transactions.

(b) In the event that prior to the date the Plan shall terminate in accordance with Section 12, any Award granted under the Plan expires unexercised or unvested or is terminated, surrendered or cancelled without the delivery of Shares, or any Restricted Shares are forfeited back to the Company, then the Shares subject to such Award may be made available for subsequent Awards under the terms of the Plan. To the extent that any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is settled in cash or used to satisfy any applicable tax withholding obligation, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under this Plan. If the exercise price of any option granted under the Plan is satisfied by tendering already owned Shares to the Company (either by actual delivery or by attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under this Plan.

5.       GRANT, TERMS AND CONDITIONS OF OPTIONS

(a) The Committee, in its sole discretion, shall select from among the Eligible Associates the individuals to whom options to purchase Shares are to be granted under this Plan. Options shall be granted in such form and upon such terms and conditions, as the Committee shall from time to time determine.

(b) The options granted under this Plan shall be nonstatutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall have the following terms and conditions:

(i) Exercise Price. The purchase price per Share deliverable upon the exercise of each option shall be 100% of the Fair Market Value per Share on the date the option is granted. For purposes of this Plan, Fair Market Value shall be the "closing price" of the Shares as reported on the principal exchange on or through which the Shares are listed or traded for the date in question, or if there were no sales on such date, the most recent prior date on which there were sales.

(ii) Exercisability and Term of Options. Each option granted under the Plan shall become exercisable pursuant to a vesting schedule, as determined by the Committee, to be included in the option agreement described in paragraph (vi). Subject to the provisions of Sections 5(c) and 5(d), once vested and exercisable, each option granted under the Plan shall remain exercisable until the earlier of (A) ten years from the date of grant and (B) the expiration of the period described in paragraph (iv) below.

(iii) Exercise and Payment. An option granted under this Plan may be exercised, in whole or in part, at such time or times as the Committee shall determine. The Committee may, in its discretion, accelerate the exercisability of any option at any time. Options may be exercised by a Participant by giving written notice to any individual or individuals designated from time to time by the Committee stating the number of Shares with respect to which the option is being exercised and tendering payment therefor. The Committee shall develop procedures through which a Participant may pay an option's exercise price, including tendering Shares the Participant already owns, either by actual delivery of the previously acquired Shares or by attestation, valued at the Fair Market Value of the Shares on the exercise date, as partial or full payment of the exercise price. As soon as reasonably practicable following such exercise, the Shares purchased shall be registered in the name of the Participant.

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(iv)     Termination of Service as Eligible Associate. Subject to the provisions of Sections 5(c) and 5(d), upon termination of a Participant's service as an associate of the Company and its subsidiaries for any reason, all outstanding options held by such Participant, to the extent then vested and exercisable, shall remain exercisable in whole or in part for the time period specified in the agreement described in paragraph (vi) or otherwise provided at any time by the Committee; provided that in no event shall the options be exercisable after the tenth anniversary of the date of their grant.

(v) Nontransferability of Options. No option may be assigned, alienated, pledged, attached, sold or otherwise transferred, encumbered or disposed of by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of the Participant to whom an option is granted, it may be exercised only by the Participant or by the Participant's guardian or legal representative. Notwithstanding the foregoing, options may be transferred pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code or any successor provision.

(vi) Option Agreement. Each option granted under this Plan shall be evidenced by an agreement with the Company which shall contain the terms and conditions of the option and shall otherwise be consistent with the provisions of this Plan.

(c) Death of Participant. Notwithstanding the provisions of paragraphs (ii) and (iv) of Section 5(b) of this Plan, if a Participant should die while employed by the Company or one of its subsidiaries or within three months after the termination of such employment, all outstanding options held by such Participant (whether or not then exercisable by their terms) shall become immediately vested and exercisable in full by the Participant's estate or by the person who acquires the right to exercise such options upon the Participant's death by bequest or inheritance. Such exercise may occur at any time within one year after the date of the Participant's death or such other period as the Committee may at any time determine, provided that in no event shall any option of a deceased Participant be exercisable after the tenth anniversary of the date of its grant.

(d) Total Disability of Participant. Notwithstanding the provisions of paragraphs (ii) and (iv) of Section 5(b) of this Plan, if a Participant's employment with the Company and its subsidiaries ceases as a result of the Participant's becoming totally disabled, all outstanding options held by such Participant (whether or not then exercisable by their terms) shall become immediately vested and exercisable in full. Such exercise may occur at any time during the first nine months that the Participant receives benefits under the Abercrombie & Fitch Co. Long-Term Disability Program or any successor plan or program (the "Disability Plan"); provided that, in no event shall the options of a totally disabled Participant be exercisable after the tenth anniversary of the date of their grant. For purposes of this Plan, "total disability" shall have the definition set forth in the Disability Plan, which definition is hereby incorporated by reference.

(e) Change of Control. Upon the occurrence of a Change of Control, all outstanding options held by Participants (whether or not then exercisable by their terms) shall become immediately vested and exercisable in full. For purposes of this Plan, the term "Change of Control" shall mean, unless otherwise defined in an Award agreement, an occurrence of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor rule or regulation. Without limiting the inclusiveness of the definition in the preceding sentence, a Change of Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied: (i) any person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act or any successor rule or regulation), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities and such person would be deemed an

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"Acquiring Person" for purposes of the Rights Agreement dated as of July 16,
1998, as amended (the "Rights Agreement"), to which the Company and National City Bank, as successor Rights Agent, are parties; or (ii) any of the following occur: (A) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or by being converted into securities of the surviving entity) 80% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (B) any sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries on a consolidated basis; (C) any complete liquidation or dissolution of the Company; (D) any reorganization, reverse stock split or recapitalization of the Company that would result in a Change of Control as otherwise defined in this Plan; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

6.       GRANT, TERMS AND CONDITIONS OF RESTRICTED SHARES

(a) The Committee, in its sole discretion, shall select from among the Eligible Associates the individuals to whom Restricted Shares are to be granted under this Plan. Restricted Shares shall be granted subject to such restrictions, conditions and other terms as the Committee shall from time to time determine. At the time a grant of Restricted Shares is made, the Committee shall determine the duration of the period (the "Restricted Period") during which, and the conditions under which, the Restricted Shares shall vest and no longer be subject to forfeiture to the Company. The Committee may, in its discretion, at the time a grant of Restricted Shares is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives which may be applicable to all or any portion of the Restricted Shares.

(b) The Restricted Shares granted under this Plan shall have the following terms and conditions:

(i) Nontransferability of Restricted Shares. Restricted Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred, encumbered or disposed of during the applicable Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Shares. Notwithstanding the foregoing, Restricted Shares may be transferred pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code or any successor provision.

(ii) Termination of Service as Eligible Associate. Except as the Committee may at any time provide, any Restricted Shares granted to a Participant pursuant to this Plan shall be forfeited if the Participant terminates employment with the Company and its subsidiaries for any reason other than death or total disability prior to the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions applicable to such Restricted Shares. Upon such forfeiture, the Chief Operating Officer, the Chief Financial Officer or the Secretary of the Company shall cause the Restricted Shares that are forfeited to the Company to be either cancelled or retained as treasury Shares. If a Participant shall die while employed by the Company or any of its subsidiaries or if a Participant's employment with the Company and its subsidiaries ceases as a result of the Participant's becoming totally disabled, all restrictions and conditions applicable to the Restricted Shares held by the Participant shall immediately lapse. Upon the retirement of a Participant, the Committee may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions or conditions applicable to all or a portion of the Restricted Shares granted to such Participant.

(iii) Change of Control. Upon the occurrence of a Change of Control, all restrictions and conditions applicable to the Restricted Shares held by Participants shall immediately lapse.

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(iv)     Award Agreement. Each grant of Restricted Shares under this Plan shall be evidenced by an agreement with the Company which shall contain the terms and conditions of the Restricted Shares and shall otherwise be consistent with the provisions of this Plan.

(c) If the Committee deems it necessary or appropriate, the Company may issue, in the name of each Participant to whom Restricted Shares have been granted, one or more stock certificates representing the total number of Restricted Shares granted to the Participant; provided that such stock certificates bear an appropriate legend or other restriction on transfer. The Chief Operating Officer, the Chief Financial Officer or the Secretary of the Company shall hold such stock certificates, properly endorsed for transfer, for the Participant's benefit until such time as the Restricted Shares are forfeited to the Company, or the applicable Restricted Period expires and any other conditions applicable to the Restricted Shares are satisfied.

(d) Except as determined by the Committee either at the time Restricted Shares are granted or at any time thereafter prior to the lapse of the applicable restrictions, holders of Restricted Shares shall not have the right to vote such Restricted Shares or the right to receive any dividends with respect to such Restricted Shares. All distributions, if any, received by a Participant with respect to Restricted Shares as a result of any split-up, distribution, combination of shares, or other similar transaction affecting the Shares, shall be subject to the restrictions of this Section 6.

(e) Upon the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for or other appropriate documentation evidencing the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Eligible Associate or the Eligible Associate's beneficiary or estate, as the case may be.

7.       GRANT, TERMS AND CONDITIONS OF STOCK UNITS

(a) The Committee, in its sole discretion, shall select from among the Eligible Associates the individuals to whom Stock Units are to be granted under this Plan. Each Stock Unit shall represent the right to receive one Share. At the time a grant of a Stock Unit is made, the Committee shall determine the conditions under which such Stock Unit shall vest and the Share covered thereby delivered to the holder of the Stock Unit.

(b) The Stock Units granted under this Plan shall have the following terms and conditions:

(i) Nontransferability of Stock Units. No Stock Units may be assigned, alienated, pledged, attached, sold or otherwise transferred, encumbered or disposed of by a Participant otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, Stock Units may be transferred pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code or any successor provision.

(ii) Termination of Service as Eligible Associate. Except as the Committee may at any time provide, upon termination of a Participant's service as an associate of the Company and its subsidiaries for any reason other than death or total disability, all outstanding Stock Units held by such Participant which shall not have vested shall be forfeited by the Participant.

(iii) Death of Participant. If a Participant should die while employed by the Company or one of its subsidiaries, all outstanding Stock Units held by such Participant (whether or not then vested by their terms) shall become immediately vested in full and the Shares subject thereto deliverable to the Participant's estate or the person who acquires the right to receive such Shares upon the Participant's death by bequest or inheritance.

(iv) Total Disability of Participant. If a Participant's employment with the Company and its subsidiaries ceases as a result of the Participant's becoming totally disabled, all outstanding Stock Units held by such Participant (whether or not then vested by their terms) shall become immediately vested in full and the Shares subject thereto deliverable to the Participant.

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(v)      Change of Control. Upon the occurrence of a Change of Control, all outstanding Stock Units held by Participants (whether or not then vested by their terms) shall become immediately vested in full and the Shares subject thereto deliverable to the Participants.

(vi) Award Agreement. Each Stock Unit granted under this Plan shall be evidenced by an agreement with the Company which shall contain the terms and conditions of the Stock Unit and shall otherwise be consistent with the provisions of this Plan.

8.       TAX WITHHOLDING

(a) The Company will withhold from other amounts owed to a Participant, or require the Participant to remit to the Company, an amount sufficient to satisfy any applicable federal, state and local withholding tax requirements on any Award under the Plan, exercise or cancellation of an Award or purchase of Shares. If any such amounts are not to be withheld from other payments due to the Participant, the Company will defer the issuance of Shares until the earlier of:

         (i)      Thirty days after the settlement date; or

         (ii)     The date the Participant remits the required amount.

(b) If the Company has been unable to satisfy any tax withholding obligations which the Company may have pursuant to Section 8(a) above, in its discretion, the Committee may allow a Participant to elect, subject to conditions the Committee establishes, to reimburse the Company for this tax withholding obligation through one or more of the following methods:

(i) By having Shares otherwise issuable under the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);

         (ii)     By delivering to the Company previously acquired Shares;

         (iii)    By remitting cash to the Company; or

         (iv) By remitting a personal check immediately payable to the Company.

9.       ADJUSTMENT AND CHANGES IN SHARES

If, after the Effective Date, there is a Share dividend or Share split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change affecting the Shares, the Committee shall appropriately adjust (a) the aggregate number of Shares available for Awards under the Plan or subject to outstanding Awards, (b) the respective exercise price, number of Shares and other limitations applicable to outstanding Awards, and (c) any other factors, limits or terms affecting any outstanding Awards.

10.      PLAN AMENDMENT AND TERMINATION

The Board may suspend, terminate, modify or amend the Plan at any time, as it shall deem advisable or to conform to any change in any law or regulation applicable thereto; provided that no such action shall be taken without stockholder approval to the extent stockholder approval is required to satisfy applicable requirements imposed by (a) Rule 16b-3 under the Exchange Act, or any successor rule or regulation; (b) applicable requirements of the Code; or (c) the rules of any exchange on or through which the Shares are then listed or traded. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the Participant to whom an Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

11.      APPLICABLE LAW AND REGISTRATION

The grant of Awards and the issuance of Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding the foregoing, no Shares shall be issued under the Plan unless the Company is satisfied that such issuance will be in compliance with applicable

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federal and state securities laws. Shares issued under the Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any exchange on or through which the Shares are then listed or traded, or any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates evidencing the Shares to make appropriate reference to restrictions within the scope of this Section 11 or other provisions of the Plan.

12.      EFFECTIVE DATE AND DURATION OF PLAN

This Plan became effective on January 31, 2002 (the "Effective Date"). The Plan shall terminate on the day preceding the tenth anniversary of the Effective Date, unless the Plan is extended or terminated at an earlier date by the Board or is terminated by exhaustion of the Shares available for issuance hereunder.

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